Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q3 2017 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – October 20, 2017 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended September 30, 2017. Total revenues were $136.6 million and rental revenues were $127.7 million, as compared to $128.9 million and $121.8 million, respectively, for the same period last year.

Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $104.5 million and $23.2 million, respectively.

The Company recorded net income of $11.2 million, or $0.25 per diluted share, in the third quarter of 2017, as compared to net income of $12.7 million, or $0.29 per diluted share, for the third quarter of 2016. On an adjusted basis, third quarter net income was $11.8 million, or $0.27 per diluted share, as compared to adjusted net income of $13.7 million, or $0.31 per diluted share, for the third quarter of 2016. Adjusted EBITDA was $45.5 million and adjusted EBITDA margin was 33.3% for the third quarter of 2017.

Dividend

The Company’s Board of Directors declared a cash dividend of 22.7 cents per share, which will be paid on November 29, 2017 to shareholders of record on November 15, 2017.

Third Quarter 2017 Highlights

●	Delivered a strong 7.0% year-over-year increase in Storage Solutions rental revenues.
●	Achieved third sequential quarter of Tank & Pump Solutions rental revenue growth.
●	Increased total Storage Solutions average units on rent by 5.3% year-over-year.
●	Raised Storage Solutions rental rates by 2.9% year-over-year, with rates on new rentals up 3.9%.
●	Grew year-to-date seasonal orders through September 30, 2017 by 21% compared to the prior year.
●	Increased average Storage Solutions unit utilization to 71.8% for the quarter and finished the quarter at 74.4%.
●	Improved OEC utilization for Tank & Pump Solutions, averaging 66.6% for the quarter and ending the quarter at 72.8%.
●	Achieved adjusted EBITDA of $45.5 million, with an adjusted EBITDA margin of 33.3%, despite year-over-year headwinds of $6.2 million in increased variable compensation expense.
●	Generated net cash from operating activities of $32.6 million and strong free cash flow of $8.9 million.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “I am very pleased with the performance of both our business segments this quarter. Within the Storage Solutions segment we drove both higher rate and volume, resulting in a strong 7.0% increase in rental revenue. We also leveraged our broad footprint and fleet capacity to partner with our national account customers to initiate an earlier start to our seasonal holiday business with great results. Within the Tank & Pump segment, demand and performance have stabilized and improved during 2017, with even further increased activity in the second half of the current quarter. We anticipate increased demand in the near-term as certain of our downstream customers are now engaging in turnaround and maintenance activities that had been previously deferred.”

Mr. Olsson continued, “Our business segments are rapidly improving and we are generating great momentum as we head into the fourth quarter. Given the positive trends in performance, the Company has recorded increased variable compensation in the third quarter and throughout the year, mitigating the profit flow through. However, our underlying margins are strong and improving. Excluding the effect of the variable compensation, the adjusted EBITDA margin increased approximately 170 basis points over the third quarter of the prior year. We remain fully committed to driving continuous improvement and efficiencies in our structure and processes.”

Conference Call

Mobile Mini will host a conference call today, Friday, October 20 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 214,900 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,000 units. Mobile Mini’s network is comprised of 155 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our approach being able to drive revenue growth, continued increased demand, our ability to increase margins, our outlook remaining positive, and our ability to continue to rapidly improve, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879 www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$127,695	$—	$127,695	$121,784	$—	$121,784
Sales	8,438	—	8,438	6,610	—	6,610
Other	503	—	503	459	—	459

Total revenues	136,636	—	136,636	128,853	—	128,853

Costs and expenses:
Rental, selling and general expenses	87,745	(237)	87,508	80,457	—	80,457
Cost of sales	5,519	—	5,519	3,897	—	3,897
Restructuring expenses	625	(625)	—	1,648	(1,648)	—
Depreciation and amortization	15,935	—	15,935	16,184	—	16,184

Total costs and expenses	109,824	(862)	108,962	102,186	(1,648)	100,538

Income from operations	26,812	862	27,674	26,667	1,648	28,315

Other income (expense):
Interest income	4	—	4	—	—	—
Interest expense	(9,203)	—	(9,203)	(8,047)	—	(8,047)
Foreign currency exchange	(2)	—	(2)	(5)	—	(5)

Income before income tax provision	17,611	862	18,473	18,615	1,648	20,263

Income tax provision	6,383	327	6,710	5,906	632	6,538

Net income	$11,228	$535	$11,763	$12,709	$1,016	$13,725

EBITDA/Adjusted EBITDA	$42,749		$45,531	$42,846		$46,650
EBITDA/Adjusted EBITDA as a percentage of total revenues	31.3%		33.3%	33.3%		36.2%

Earnings per share:
Basic	$0.25		$0.27	$0.29		$0.31
Diluted	0.25		0.27	0.29		0.31

Weighted average number of common and common share equivalents outstanding:
Basic	44,039		44,039	44,159		44,159
Diluted	44,206		44,206	44,453		44,453

(1)	Adjusted column for the three months ended September 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended September 30, 2017 include the following, along with the related tax effects:
•	Reduction of $0.2 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of an executive.
•	Exclusion of $0.6 million in costs related to the restructuring of our business operations.

(2)	Adjusted column for the three months ended September 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended September 30, 2016 exclude costs of $1.6 million related to the restructuring of our business operations, along with the related tax effects.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$360,288	$—	$360,288	$355,913	$—	$355,913
Sales	24,817	—	24,817	19,843	—	19,843
Other	1,748	—	1,748	2,479	(1,365)	1,114

Total revenues	386,853	—	386,853	378,235	(1,365)	376,870

Costs and expenses:
Rental, selling and general expenses	248,954	(2,623)	246,331	234,796	—	234,796
Cost of sales	16,039	—	16,039	12,186	—	12,186
Restructuring expenses	2,062	(2,062)	—	5,220	(5,220)	—
Depreciation and amortization	46,941	—	46,941	47,630	—	47,630

Total costs and expenses	313,996	(4,685)	309,311	299,832	(5,220)	294,612

Income from operations	72,857	4,685	77,542	78,403	3,855	82,258

Other income (expense):
Interest income	20	—	20	—	—	—
Interest expense	(26,412)	—	(26,412)	(24,533)	—	(24,533)
Debt extinguishment expense	—	—	—	(9,192)	9,192	—
Deferred financing costs write-off	—	—	—	(2,271)	2,271	—
Foreign currency exchange	(29)	—	(29)	(9)	—	(9)

Income before income tax provision	46,436	4,685	51,121	42,398	15,318	57,716

Income tax provision	16,279	1,777	18,056	14,619	5,892	20,511

Net income	$30,157	$2,908	$33,065	$27,779	$9,426	$37,205

EBITDA/Adjusted EBITDA	$119,789		$129,179	$126,024		$136,222
EBITDA/Adjusted EBITDA as a percentage of total revenues	31.0%		33.4%	33.3%		36.1%

Earnings per share:
Basic	$0.68		$0.75	$0.63		$0.84
Diluted	0.68		0.75	0.63		0.84

Weighted average number of common and common share equivalents outstanding:
Basic	44,030		44,030	44,170		44,170
Diluted	44,190		44,190	44,431		44,431

(1)	Adjusted column for the nine months ended September 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2017 include the following, along with the related tax effects:
•	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses.
•	Reduction of $2.5 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of executives.
•	Exclusion of $2.1 million in costs related to the restructuring of our business operations.

(2)	Adjusted column for the nine months ended September 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2016 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund.
•	Exclusion of costs of $5.2 million related to the restructuring of our business operations.
•	Exclusion of $9.2 million of debt extinguishment costs to redeem the Company’s $200 million 7.785% senior notes due December 2020 (the “2020 Notes”).
•	Exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Notes.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2017	2016
As of September 30:
Stand-alone Storage Solutions locations	122	125
Stand-alone Tank & Pump Solutions locations	17	19
Combined Storage Solutions and Tank & Pump Solutions locations	16	13
Storage Solutions rental fleet units	214,900	208,000
Tank & Pump Solutions rental fleet units	12,000	12,100

Average utilization - Three months ended September 30:
Storage Solutions - utilization based on number of units	71.8%	70.5%
Tank & Pump Solutions - utilization based on original equipment cost	66.6%

Average utilization - Nine months ended September 30:
Storage Solutions - utilization based on number of units	70.1%	69.1%
Tank & Pump Solutions - utilization based on original equipment cost (1)	64.3%

(1)	Utilization for Tank & Pump Solutions is calculated as the average original cost of equipment on rent, excluding re-rented equipment, divided by the average original cost of equipment in the fleet. This statistic has been calculated since the three-month period ending June 30, 2016; no comparable statistic is available for the prior-year period.

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$104,488	$23,207	$127,695	$97,678	$24,106	$121,784
Sales	6,743	1,695	8,438	5,319	1,291	6,610
Other	401	102	503	371	88	459

Total revenues	111,632	25,004	136,636	103,368	25,485	128,853

Costs and expenses:
Rental, selling and general expenses	69,958	17,550	87,508	64,084	16,373	80,457
Cost of sales	4,477	1,042	5,519	3,113	784	3,897
Depreciation and amortization	9,836	6,099	15,935	9,100	7,084	16,184

Total costs and expenses	84,271	24,691	108,962	76,297	24,241	100,538

Income from operations	$27,361	$313	$27,674	$27,071	$1,244	$28,315

Adjusted EBITDA	$39,052	$6,479	$45,531	$38,270	$8,380	$46,650
Adjusted EBITDA Margin	35.0%	25.9%	33.3%	37.0%	32.9%	36.2%

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$293,780	$66,508	$360,288	$285,508	$70,405	$355,913
Sales	20,763	4,054	24,817	15,734	4,109	19,843
Other	1,418	330	1,748	884	230	1,114

Total revenues	315,961	70,892	386,853	302,126	74,744	376,870

Costs and expenses:
Rental, selling and general expenses	195,928	50,403	246,331	187,792	47,004	234,796
Cost of sales	13,808	2,231	16,039	9,568	2,618	12,186
Depreciation and amortization	28,496	18,445	46,941	26,216	21,414	47,630

Total costs and expenses	238,232	71,079	309,311	223,576	71,036	294,612

Income (loss) from operations	$77,729	$(187)	$77,542	$78,550	$3,708	$82,258

Adjusted EBITDA	$110,733	$18,446	$129,179	$110,900	$25,322	$136,222
Adjusted EBITDA Margin	35.0%	26.0%	33.4%	36.7%	33.9%	36.1%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$12,609	$4,137
Receivables, net	100,810	99,175
Inventories	17,013	15,412
Rental fleet, net	983,288	950,065
Property, plant and equipment, net	152,649	149,197
Other assets	15,384	14,930
Intangibles, net	63,624	68,420
Goodwill	708,541	703,558

Total assets	$2,053,918	$2,004,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$30,430	$27,388
Accrued liabilities	71,541	64,126
Lines of credit	640,879	641,160
Obligations under capital leases	51,789	50,704
Senior notes, net	245,691	245,212
Deferred income taxes	238,067	240,690

Total liabilities	1,278,397	1,269,280

Stockholders’ equity:
Common stock	496	493
Additional paid-in capital	602,772	592,071
Retained earnings	381,294	362,896
Accumulated other comprehensive loss	(61,882)	(81,047)
Treasury stock	(147,159)	(138,799)

Total stockholders’ equity	775,521	735,614

Total liabilities and stockholders’ equity	$2,053,918	$2,004,894

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$30,157	$27,779
Adjustments to reconcile net income to net cash provided by operating activities:
Debt extinguishment expense	—	9,192
Deferred financing costs write-off	—	2,271
Provision for doubtful accounts	3,176	4,290
Amortization of deferred financing costs	1,545	1,457
Amortization of long-term liabilities	98	87
Share-based compensation expense	5,890	6,521
Depreciation and amortization	46,941	47,630
Gain on sale of rental fleet	(4,273)	(4,228)
Loss on disposal of property, plant and equipment	472	1,089
Deferred income taxes	15,167	14,448
Foreign currency exchange	29	9
Changes in certain assets and liabilities, net of effect of businesses acquired	(3,370)	(14,524)

Net cash provided by operating activities	95,832	96,021

Cash flows from investing activities:
Cash paid for businesses acquired, net of cash acquired	—	(9,206)
Additions to rental fleet, excluding acquisitions	(45,945)	(46,480)
Proceeds from sale of rental fleet	9,602	10,770
Additions to property, plant and equipment, excluding acquisitions	(12,816)	(25,750)
Proceeds from sale of property, plant and equipment	780	2,369

Net cash used in investing activities	(48,379)	(68,297)

Cash flows from financing activities:
Net repayments under lines of credit	(281)	(16,171)
Proceeds from issuance of 5.875% senior notes due 2024	—	250,000
Redemption of 7.875% senior notes due 2020	—	(200,000)
Debt extinguishment expense	—	(9,192)
Deferred financing costs	(12)	(5,352)
Principal payments on capital lease obligations	(5,526)	(4,693)
Issuance of common stock	4,685	356
Dividend payments	(30,120)	(27,327)
Purchase of treasury stock	(8,359)	(7,135)

Net cash used in financing activities	(39,613)	(19,514)

Effect of exchange rate changes on cash	632	(301)

Net change in cash	8,472	7,909

Cash and cash equivalents at beginning of period	4,137	1,613

Cash and cash equivalents at end of period	$12,609	$9,522

Equipment and other acquired through capital lease obligations	$6,610	$18,951
Capital expenditures accrued or payable	8,931	5,053

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$11,228	$12,709	$30,157	$27,779
Interest expense	9,203	8,047	26,412	24,533
Income tax provision	6,383	5,906	16,279	14,619
Depreciation and amortization	15,935	16,184	46,941	47,630
Debt extinguishment expense	—	—	—	9,192
Deferred financing costs write-off	—	—	—	2,271

EBITDA	42,749	42,846	119,789	126,024
Share-based compensation expense	1,920	2,156	4,705	6,343
Restructuring expenses	625	1,648	2,062	5,220
Acquisition-related expenses	26	—	123	—
Sales tax refund	—	—	—	(1,365)
Other	211	—	2,500	—

Adjusted EBITDA	$45,531	$46,650	$129,179	$136,222

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$32,611	$31,311	$95,832	$96,021
Interest paid	12,192	3,889	30,379	17,880
Income and franchise taxes paid	213	229	1,313	1,380
Share-based compensation expense	(2,070)	(2,276)	(5,890)	(6,521)
Gain on sale of rental fleet	1,447	1,446	4,273	4,228
Loss on disposal of property, plant and equipment	(190)	(400)	(472)	(1,089)
Changes in certain assets and liabilities, net of effect of businesses acquired	(1,454)	8,647	(5,646)	14,125

EBITDA	$42,749	$42,846	$119,789	$126,024

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$32,611	$31,311	$95,832	$96,021

Additions to rental fleet, excluding acquisitions	(22,918)	(18,322)	(45,945)	(46,480)
Proceeds from sale of rental fleet	3,319	3,361	9,602	10,770
Additions to property, plant and equipment, excluding acquisitions	(4,109)	(6,487)	(12,816)	(25,750)
Proceeds from sale of property, plant and equipment	12	754	780	2,369

Net capital expenditures, excluding acquisitions	(23,696)	(20,694)	(48,379)	(59,091)

Free cash flow	$8,915	$10,617	$47,453	$36,930

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.